Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contact:
Todd Fromer / Garth Russell	Shelley Pfaendler / Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1248 / 212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	spfaendler@kcsa.com / ekay@kcsa.com

AUTHENTIDATE ANNOUNCES NEW AGREEMENT

TO PROVIDE U.S. POSTAL SERVICE EPM SERVICE

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BERKELEY HEIGHTS, N.J.—July 26, 2007—Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of software and web-based services that enable enterprises and individuals to securely conduct the trusted exchange of electronic content, today announced a new three-year agreement with the U.S. Postal Service® (USPS) to act as a non-exclusive authorized service provider of the USPS Electronic Postmark® (EPM).

Authentidate is the first provider to be authorized in a new standards-based, EPM® model created by the Postal Service to help ensure performance standards and facilitate the potential for enabling multiple service providers. The new agreement with Authentidate follows a revised strategy by the USPS® for the EPM program that was announced in October 2006. Under this new framework, the USPS will license the necessary trademarks and intellectual property to potential authorized providers, allowing them to independently price, as well as market, issue and verify EPMs. In order to ensure a unified level of service across all providers the Postal Service will define and maintain the technical and operational standards for the EPM service, and serve as backup verifier for all EPMs issued across all providers.

Existing USPS customers will not experience any disruption to their existing EPM service as a result of this transition. As part of Authentidate’s new agreement, existing USPS customers of the EPM service will have the opportunity to become customers of Authentidate, effective August 1, 2007.

“We are pleased to have the opportunity to continue our partnership with the USPS as a provider of the EPM service. While encouraging overall growth of the market for the USPS EPM® service, this new agreement gives Authentidate greater control of our EPM-related operations and flexibility to manage our investments consistent with our business strategy,” stated Suren Pai, Chief Executive Officer of Authentidate. “Under this new market model, our customers will ultimately benefit from the broader public-private sector cooperative framework that combines the strength and authority of the United States Postal Service with our capabilities to deliver innovative applications,” concluded Pai.

Authentidate has operated the Electronic Postmark service on behalf of the USPS since March 2003, under a strategic alliance agreement that expires on July 31, 2007, and currently is the only provider designated by the USPS to offer the EPM service.

About the U. S. Postal Service Electronic Postmark

The U.S. Postal Service Electronic Postmark (EPM) service enables users to verify authenticity, provide tamper detection, and date and timestamp electronic documents and files. Evidence of content authenticity is stored by authorized providers and the USPS assures a backup verification service for up to seven years from an EPM’s attachment to an electronic file to ensure trusted non-repudiation of content.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of software and web-based services that enable enterprises and individuals to securely conduct the trusted exchange of electronic content. Our offerings are targeted at enterprises and office professionals, and incorporate security technologies such as electronic signing, identity management, and content authentication to electronically facilitate secure and trusted transactions. In the United States, we also offer our proprietary and patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® Service.

The Company operates its business in the United States and Germany, which includes Authentidate, Inc., and Authentidate International AG. For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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Authentidate® is the trademark and service mark of Authentidate Holding Corp. in the United States and/or other countries. All other trademarks, service marks and trade names are the property of their respective owners.

This document is available on the KCSA Worldwide Website at www.kcsa.com.